THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE RIGHTS OF WELLS FARGO BANK, NATIONAL ASSOCIATION RELATING TO THAT CERTAIN CREDIT AGREEMENT, DATED AUGUST 21, 2014, AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION AND XZERES CORP., AND THE RELATED GUARANTY AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS, AS THE SAME HAS OR MAY BE AMENDED FROM TIME TO TIME.

SUBORDINATED SECURITY AGREEMENT

May 27, 2015

XZERES CORP., a Nevada corporation, with its chief executive office and principal place of business at 9025 SW Hillman Ct., Suite 3126, Wilsonville, OR 97070 (the “Company” or “Obligor”) is obligated to pay certain amounts to Ravago Holdings America, Inc., a Delaware corporation (as further defined below in Section 10(c), the “Collateral Agent”), and Paul DeBruce, individually (each a “Secured Party”, and collectively the “Secured Parties”) pursuant to those certain Demand Convertible Subordinated Secured Promissory Notes dated as of the date hereof issued by the Company in favor of each Secured Party (as the same may be amended or modified, the “Notes”). The Company and the Secured Parties hereby enter into this Subordinated Security Agreement (this “Agreement”) in consideration of Notes, the mutual covenants contained herein and benefits to be derived therefrom and herefrom, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged.

1. SECURITY INTEREST. The Obligor, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to each Secured Party, an undivided joint continuing security interest in all of Obligor’s assets and personal property, whether now owned or existing or hereafter acquired or arising, and wherever located, and all replacements or substitutions therefor or accessions thereto (the “Collateral”), including but not limited to: (i) all inventory, including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Obligor’s business (“Inventory”); (ii) all accounts and accounts receivables (“Accounts”) (as defined in the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, as amended, the “Code”); (iii) all equipment, fixtures, machinery and other goods (as defined in the Code, “Equipment”); (iv) all automobiles and other vehicles, regardless of type or class; and (v) all contracts, contract rights, notes, bills, drafts, acceptances, general intangibles (including, without limitation, tradenames, customer lists, licenses, permits, leases, goodwill, trade secrets, trademarks, patents, files, books and records, data processing records relating to any Accounts and all tax refunds of every kind and nature to which Obligor is now or hereafter may become entitled to, no matter how arising), instruments, documents, chattel paper, choses in action, causes of action, judgments and all other debts, obligations and liabilities in whatever form owing to Obligor from any person, corporation or any other legal entity; all of the foregoing whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Obligor, for services rendered by it or however otherwise the same may have been established or created, all guarantees and securities therefor, and all right, title and interest of Obligor which gave rise thereto, and in the products and proceeds thereof, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of the Collateral.

If Obligor shall at any time acquire a commercial tort claim, as defined in the Code, Obligor shall immediately grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

Secured Party may at any time and from time to time, and Obligor hereby appoints Secured Party its attorney in fact to, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Obligor or words of similar effect and which contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. Obligor agrees to furnish any such information to the Secured Party, as reasonably requested by Obligor as may be necessary to effect the provisions of this paragraph, and such information may be filed at any time in any jurisdiction.

Obligor shall at any time and from time to time take such steps as Secured Party may reasonably request for Obligor to insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.

Nothing contained in this Section 1 shall be construed to narrow the scope of the Secured Party’s security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Secured Party hereunder.

2. OBLIGATIONS SECURED. The security interest granted hereby is to secure payment to the Secured Parties and performance of all debts, liabilities and obligations of Obligor to the Secured Parties hereunder and under the Notes, due or to become due, now existing or hereafter arising, regardless of how they arise, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, fees, charges and expenses (the “Obligations”).

Obligor shall pay to a Secured Party, within ten (10) days after receipt of invoice, any and all reasonable and reasonably documented costs and expenses (including, without limitation, reasonable attorney's fees, court costs, litigation and other expenses) incurred or paid by Secured Party in enforcing any of Secured Party’s rights or the Obligations, including, without limitation, any and all such costs and expenses relating to file searches and filing fees and any and all such costs and expenses reasonably incurred or paid by Secured Party in defending Secured Party’s security interest in or title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

3. PLACES OF BUSINESS; INVENTORY LOCATIONS. Obligor will promptly notify the Collateral Agent in writing of any change in the location of any place of business or the location of any Inventory or the establishment of any new place of business or location of Inventory or offices where its records are kept.

4. REPRESENTATIONS AND WARRANTIES. Obligor represents and warrants that:

(a) Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and shall hereafter remain in good standing as a corporation therein.

(b) Obligor’s exact legal name is as set forth in this Agreement and Obligor will undertake or commit to undertake any act which will result in a change of Obligor’s legal name without giving each Secured Party at least thirty (30) days’ prior written notice of the same.

(c) The execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within Obligor's corporate powers, have been duly authorized, are not in contravention of law or the terms of Obligor's charter, bylaws or other organizational documents, or of any indenture, agreement or undertaking to which Obligor is a party or by which it or any of its properties may be bound.

5. FINANCING STATEMENTS. At the request of the Collateral Agent from time to time, Obligor will join with the Collateral Agent in executing one or more financing statements pursuant to the Code or other notices appropriate under applicable law in form satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is deemed by the Collateral Agent to be necessary. A legible carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

6. GENERAL AGREEMENTS OF OBLIGOR.

(a) Obligor agrees, at its own expense, to keep all the Inventory and Equipment insured with coverage and in amounts not less than that usually carried by one engaged in a like business, naming the Collateral Agent as an additional insured.

(b) Obligor will at all times keep accurate and complete records of Obligor's Inventory, Accounts and other Collateral, and the Collateral Agent, or any of its agents, shall have the right to call at Obligor's place or

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places of business at reasonable intervals and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Collateral.

(c) Obligor will maintain its corporate existence in good standing.

(d) Except for a Secured Party’s gross negligence or willful misconduct, Obligor will indemnify and save Secured Party harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys' fees) that Secured Party sustains or incurs by reason of defending or protecting this security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement. This indemnity shall survive the termination of this Agreement.

(e) Obligor will, at its expense, upon request of Secured Party promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Secured Party may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Secured Party’s security interest, rights and remedies created or intended to be created hereunder.

(f) Obligor shall perform any and all further steps reasonably requested by Secured Party to perfect Secured Party’s security interest in Collateral.

7. DEFAULT. Upon the occurrence of any one or more of the following events (herein, “Events of Default”), all Obligations of Obligor to the Secured Party shall become immediately due and payable, at the option of Obligor and without notice or demand:

(a) The occurrence of an “Event of Default” as such term is defined in the Notes; or

(b) The failure by Obligor to pay upon demand any amount when due under this Agreement.

The benefits to which the Secured Party is entitled to under this Agreement upon an Event of Default shall be in addition to, and not in lieu of, any rights that the Secured Party has under the Notes.

Upon the occurrence of an Event of Default, the Collateral Agent may declare all Obligations of Obligor to be due and payable. In addition to all other remedies available to the Collateral Agent, on behalf of the Secured Parties under applicable law or hereunder, the Collateral Agent, on behalf of the Secured Parties, is hereby authorized, at its election, at any time or times if an Event of Default has occurred and has not been waived, without any further demand or notice except to such extent as notice may be required by applicable law, to sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Collateral Agent, on behalf of the Secured Parties, may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it by applicable law, all as the Collateral Agent, on behalf of the Secured Parties, may determine. If notice of a sale or other action by the Collateral Agent is required by applicable law, Obligor agrees that ten (10) days' written notice to Obligor, or the shortest period of written notice permitted by such law, whichever is greater, shall be sufficient; and that to the extent permitted by such law, the Collateral Agent or its agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations, and any sale (public or private) shall be free from any right of redemption, which Obligor hereby waives and releases; provided, however, that Obligor shall have the right to participate and bid at any such sale. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations, and all reasonable and reasonably documented costs and expenses of sale, including, without limitation, reasonable attorneys' fees, shall be returned to Obligor or to such other party as may be legally entitled thereto; and if there is a deficiency, Obligor shall be responsible for the same, with interest at the highest rate set forth in the instruments evidencing the Obligations.

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Upon demand by the Collateral Agent, Obligor shall assemble the Collateral and make it available to the Collateral Agent at a place designated by the Collateral Agent which is reasonably convenient to the Collateral Agent and Obligor. In connection with the Collateral Agent’s exercise of the Collateral Agent’s and Secured Parties’ rights hereunder, the Collateral Agent may enter upon, occupy, and use the premises owned or occupied by Obligor, and may exclude the Obligor from such premises or portion thereof as may have been so entered upon, occupied or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof and may render any Collateral unusable by Obligor. In no event shall the Collateral Agent or any Secured Party be liable to Obligor for use or occupancy by the Collateral Agent or Secured Party of any premises pursuant hereto nor for any charge (such as wages for Obligor’s employees and utilities) incurred in connection with the Collateral Agent’s exercise of its rights hereunder.

Obligor hereby irrevocably constitutes and appoints the Collateral Agent as Obligor’s true and lawful attorney-in-fact, effective upon notice to the Collateral Agent after the occurrence of an Event of Default and acceleration of the Obligations, with full power of substitution at the sole cost and expense of Obligor but for the sole benefit of the Secured Parties, to convert the Collateral into cash, including without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of Obligor, including without limitation, executing releases, compromising or settling with any account or other debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Obligor and to take therefrom any remittances or proceeds of Collateral in which the Secured Parties have a security interest; to endorse the name of Obligor in favor of the Collateral Agent, for the benefit of the Secured Parties, upon any and all checks, drafts, money orders, notes, acceptances or other instruments; to sign and endorse the name of Obligor on and to receive as secured party any of the Collateral, any invoices, schedules of Collateral, freight or express receipts or bills of lading, storage receipts, warehouse receipts, or other documents of title relating to the Collateral; to sign the name of Obligor on any notice to the account or other debtors or on verification of the Collateral; and to sign and file or record on behalf of Obligor any financing or other statement in order to perfect or protect the Secured Parties’ security interest in the Collateral. The Collateral Agent and Secured Parties shall not be obliged to do any of the acts or exercise any of the powers authorized in this Agreement, but if the Collateral Agent elects to do any such act or exercise any such power, it shall not be accountable to any person for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Obligor except for willful misconduct in bad faith. All powers conferred upon the Collateral Agent or any Secured Party by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Obligor to the Secured Parties shall remain unpaid.

It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other documents or instruments executed in connection herewith, in no event shall this Agreement or such documents or instruments require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Obligations or in any communication by any Secured Party or any other person to Obligor or any other person, or in the event all or part of the principal of the Obligations or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Obligor nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Obligations have been or would be paid in full by such credit, refunded to Obligor, and (iv) the provisions of this Agreement and the other documents or instruments executed in connection herewith, and any communication to Obligor, shall immediately be deemed

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reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Obligations, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Obligations.

8. TERMINATION. This Agreement shall remain in full force and effect until all of the Obligations have been fully paid and satisfied, at which point this Agreement shall terminate.

9. MISCELLANEOUS.

(a) No delay or omission on the part of the Collateral Agent or any Secured Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of the Collateral Agent’s and each Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singly or concurrently.

(b) Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the Code as in effect as of the date of this Agreement.

(c) Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

(d) All notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower or Secured Party, as the case may be, they shall be sent to the respective address set forth below:

If to Obligor: Xzeres Corp.

9025 SW Hillman Ct. Suite 3126

Wilsonville, OR 97070

Attn: David Hofflich, CEO

Email: dhofflich@xzeres.com

If to Collateral Agent: Ravago Holdings America, Inc.

1900 Summit Tower Bld., Suite 900

Orlando, FL 3281

Attn: James Duffy

Email: jduffy@ravagoamericas.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 9(d), shall be deemed received on the earlier of the date of actual receipt or 3 business days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have

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been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgment).

(e) The laws of the Commonwealth of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto. The parties agree that any action or proceeding to enforce arising out of this Agreement may be commenced in the Federal and state courts located in Boston, Suffolk County, Massachusetts.

(f) This Agreement shall be binding upon the successors and permitted assigns of the parties.

(g) This Agreement shall not be modified or amended in any respect except by written instrument signed by all parties hereto.

(h) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Appointment of Collateral Agent for Secured Parties.

(a) Following the execution and delivery of this Security Agreement by all parties, the Secured Parties will hold a joint and concurrent security interest in the Collateral. The Secured Parties now agree that the Collateral Agent shall be authorized, in his sole discretion, to determine how the Collateral secured by this Security Agreement shall be treated following any Event of Default.

(b) Notwithstanding anything to the contrary set forth in this Security Agreement or the Notes, and notwithstanding the priority of filing of either of a UCC-1 Financing Statement by any party hereto, each of the Secured Parties shall hold a security interest in all Collateral for the ratable benefit of itself and the other of the Secured Parties, such that they shall have a shared interest (on a pari passu basis) in all such Collateral, and any proceeds thereof. Each Secured Party’s interest shall be subject to the outstanding Obligations owed to it by the Obligor under the Notes.

(c) The Secured Parties jointly hereby appoint the Collateral Agent to serve as their collateral agent (in such capacity, together with any successor in such capacity appointed by this designated individual, the “Collateral Agent”) for the limited purpose of acting as their agent on behalf of Secured Parties with respect to the Collateral for purposes of perfecting the security interests of such Secured Parties in the Collateral or taking possession of the Collateral upon an Event of Default. The Collateral Agent, once designated, shall indicate its acceptance of such appointment below and agree to hold the Collateral in his possession or control (or in the possession or control of his agents or bailees) as Collateral Agent for the mutual benefit of Secured Parties. Secured Parties acknowledge and agree that Borrower shall deal exclusively with the Collateral Agent with respect to all rights, obligations, communications, and other actions related to or deriving from this Security Agreement or the Collateral.

Upon the occurrence of an Event of Default, which gives rise to the right of any Secured Party to exercise his/her/its remedies against the Collateral, such party shall give notice to the other Secured Parties, and thereafter Secured Parties shall consult among themselves with respect to the desired course of action, utilize their best efforts to agree on a desired course of action, and shall thereafter advise the Collateral Agent to act in accordance with their desired course of action. The Collateral Agent shall take all such lawful action, as he deems necessary and appropriate, to address the Event of Default.

The Secured Parties hereby acknowledge and agree that the Collateral Agent, to the extent he receives any Collateral from Borrower, will hold the Collateral for the mutual benefit of Secured Parties, and that Secured Parties will indemnify and hold the Collateral Agent harmless for any injury to their security interests or the Collateral.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

OBLIGOR:

XZERES CORP.

By: /s/ David Hofflich

Name: David Hofflich

Title: CEO

SECURED PARTIES:

RAVAGO HOLDINGS AMERICA, INC.

By: /s/ James Duffy

Name: James Duffy

Title: President

PAUL DEBRUCE

/s/ Paul DeBruce

Paul DeBruce, individually

COLLATERAL AGENT:

RAVAGO HOLDINGS AMERICA, INC.

By: /s/ James Duffy

Name: James Duffy

Title: President

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